UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Garber Street Berkeley, California (Address of principal executive offices)	94705 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2026, Deep Fission, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited and institutional investors (the “Investors”) in connection with a private placement offering of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Subscription Agreements, the Company agreed to issue and sell to the Investors a minimum of 1,333,333 shares of Common Stock and a maximum of 2,666,667 shares of Common Stock, at a purchase price of $15.00 per share (the “Per Share Purchase Price”), for a minimum aggregate purchase price of $20,000,000 and a maximum aggregate purchase price of $40,000,000 (the “Offering”). In the event the Offering was oversubscribed, the Subscription Agreements granted the Company the option to issue and sell an additional 2,666,667 shares of Common Stock at the Per Share Purchase Price for an aggregate purchase price of $40,000,000 to cover over-subscriptions.

The Offering closed on February 5, 2026 (the “Closing”). At the Closing, the Company issued and sold 5,333,333 shares of Common Stock (the “Shares”) to the Investors pursuant to the Subscription Agreements for an aggregate purchase price of $80.0 million (the “Purchase Price”). The aggregate net proceeds to the Company from the Offering were approximately $76.0 million, after deducting fees to the Placement Agents (defined below) and expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general working capital and corporate purposes including towards the engineering, research and development of the Company’s first nuclear reactor and related technologies. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Offering. The Company may also use a portion of the net proceeds for potential acquisitions of complementary businesses or assets; however, the Company has no present commitments or agreements with respect to any such transactions.

The private placement includes an investment by funds affiliated with Blue Owl Digital Infrastructure Advisors LLC (“Blue Owl”).

The Benchmark Company, LLC, Seaport Global Securities LLC, Network 1 Financial Securities, Inc. and PHX Financial, Inc. d/b/a Phoenix Financial Services acted as the placement agents (collectively, the “Placement Agents”) in connection with the Offering. Pursuant to the engagement letter, the Placement Agents were paid at the Closing from the Offering proceeds a total cash commission of approximately $3.6 million, comprised of (i) seven percent (7.0%) of the Purchase Price paid by each Investor introduced by the Placement Agents and (ii) four percent (4.0%) of the Purchase Price paid by any Investor in the Offering who was a securityholder of record of the Company prior to December 23, 2025. The total cash commission amount above excludes $0.365 million of the portion of the cash commission owed to Seaport Global Securities LLC, which amount was included in the gross proceeds from the Offering but which Seaport Global Securities LLC elected to receive in Shares as partial payment in kind. In addition, pursuant to the engagement letter, the Placement Agents were issued at the Closing warrants to purchase an aggregate of 129,417 shares of Common Stock, which is equal to (i) four percent (4.0%) of the aggregate number of shares of Common Stock sold in the Offering to the Investors, excluding Investors who were Company securityholders of record prior to December 23, 2025 and Blue Owl, and (ii) two percent (2.0%) of the aggregate number of shares of Common Stock sold in the Offering to Company securityholders of record prior to December 23, 2025 (the “Placement Agent Warrants”). The Placement Agent Warrants expire on the earlier of (i) the fifth (5th) anniversary of the Closing and (ii) the third (3rd) anniversary of the date the Company’s securities first become listed for trading on the Nasdaq Stock Market or the New York Stock Exchange, and have an exercise price of $15.00 per share. The Company has agreed to pay certain other expenses of the Placement Agents, including the reasonable and documented out-of-pocket fees and expenses of their counsel, in connection with the Offering in the amount of $100,000.

Subject to certain customary exceptions, the Company has agreed to indemnify the Placement Agents against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and, where such indemnification is not available, to contribute to the payments the Placement Agents and their sub-agents may be required to make in respect of such liabilities.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 5, 2026, with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale of the Shares within 30 days after the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to use its reasonable efforts to cause the Registration Statement to be declared effective within 120 days after the Closing (as such 120-day period may be extended for each day of a U.S. government shutdown that results in the SEC temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements). The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement.

The foregoing descriptions of the Subscription Agreements, the Registration Rights Agreement and the Placement Agent Warrants described herein do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 7.01 Regulation FD Disclosure.

The Company is furnishing an investor presentation that management intends to use in upcoming meetings with investors and other stakeholders. A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Memorandum of Understanding

Concurrent with the private placement described above, the Company entered into a non-binding memorandum of understanding with Blue Owl pursuant to which the parties intend to explore a potential strategic collaboration related to the development and deployment of nuclear energy projects, including the evaluation of potential power offtake and project-level financing opportunities. The memorandum of understanding does not obligate either party to consummate any transaction. In connection with the collaboration, the Company granted Blue Owl customary, non-exclusive rights of first offer with respect to certain potential future power offtake opportunities and project-level financing opportunities, in each case subject to definitive documentation and mutual agreement.

Press Release

On February 10, 2026, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Form of Subscription Agreement, dated February 5, 2026, by and between the Company and the parties thereto.
10.2*	Form of Registration Rights Agreement, dated February 5, 2026, by and between the Company and the parties thereto.
10.3	Form of Placement Agent Warrant.
99.1	Investor Presentation, dated January 2026.
99.2	Press Release, dated February 10, 2026.
104	Cover Page Interactive Data File (Inline XBRL)

* Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: February 10, 2026	/s/ Jon Gordon
Jon Gordon
General Counsel & Secretary